UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 27, 2015

VERISK ANALYTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ	07310
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 469-2000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

                On March 27, 2015, Verisk Analytics, Inc. (the “Company”) and its wholly-owned subsidiary Insurance Services Office, Inc. (“ISO”), each as co-borrowers, entered into the Fourth Amendment to the Amended and Restated Credit Agreement (the “Fourth Amendment”) among the Company, ISO, the guarantors party thereto, and the lenders and agents party thereto. The Fourth Amendment amended the definition of permitted acquisitions to allow for the acquisition of Wood Mackenzie, increased the maximum consolidated funded debt leverage ratio, modified certain covenants, representations and warranties, and amended the definition of applicable rate and the corresponding pricing grid. All borrowings under the credit facility shall continue to remain unsecured.

                The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the Fourth Amendment, which is annexed as Exhibit 10.1 and is incorporated by reference in its entirety.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1
Fourth Amendment dated March 27, 2015 to the Amended and Restated Credit Agreement dated October 25, 2011 among Verisk Analytics, Inc., as co-borrower, Insurance Services Office, Inc., as co-borrower, the guarantors party thereto, and the lenders and agents party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: March 31, 2015	By:	/s/ Kenneth E. Thompson
		Name:	Kenneth E. Thompson
		Title:	Executive Vice President, General Counsel and Corporate Secretary